UNITED STATES

SEURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2022 (October 9, 2022)

THE GREENROSE HOLDING COMPANY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-39217	84-2845696
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Broadway
Amityville, NY	11701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 346-6270

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Units, each consisting of one share of common stock and one Pink redeemable warrant	OTC
Common stock, par value $0.0001 per share	OTCQX
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	OTCQB

Item 1.01 Entry into a Material Definitive Agreement.

On October 12, 2022, The Greenrose Holding Company Inc. (the “Company” or “Greenrose”) as Borrower, together with its wholly-owned subsidiaries Theraplant, LLC and True Harvest Holdings, Inc. as Guarantors, entered into the Forbearance Agreement with the Lenders party to the Credit Agreement dated November 26, 2021 (the “Credit Agreement”) and DXR Finance, LLC as Agent (the “Forbearance Agreement”). Pursuant to the Forbearance Agreement the parties thereto have agreed that that the Lenders and the Agent shall provide a limited forbearance (as set forth in Section 2.02 of the Forbearance Agreement) by terms of which the Lenders and the Agent shall forbear from accelerating the Obligations and otherwise exercising any rights, remedies, powers, privileges and defenses under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), for the Forbearance Period (as defined in the Section 2.02 of the Forbearance Agreement) that shall expire on the Forbearance Termination Date (as defined in the Forbearance Agreement) and subject to the terms and conditions thereof, solely as a result of the existence of the Specified Defaults listed in the Forbearance Agreement.

The foregoing description of the Forbearance Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the Forbearance Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The Credit Agreement, including the Loan Documents, was previously filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.3 to the Current Report on Form 8-K filed on December 2, 2021, as amended and filed with the SEC as Exhibit 10.1 to the Current Report on Form 8-K filed on January 6, 2022, as further amended from time to time.

Secured Promissory Note

On October 12, 2022, simultaneously with entering into the Forbearance Agreement, the Company entered into a secured promissory note in the principal amount of U.S.$15,300,000.00 with DXR Finance, LLC as the Agent for the benefit of the Lenders under the Forbearance Agreement (the “Promissory Note”), pursuant to the terms of the Closing Date Warrant and the Delayed Draw Warrant (as defined in the Credit Agreement), as amended, restated, amended and restated, supplemented and otherwise modified from time to time prior to the date of the Promissory Note. On each Interest Payment Date (as defined in the Credit Agreement), the Company shall pay to the Agent U.S.$1,912,500.00 of the principal amount of the loan. Subject to the acceleration provisions of Section 6 of the Promissory Note, any unpaid principal, fees and accrued and unpaid interest and all other amounts shall be due and payable in full on the date that is two (2) years from the date of the Promissory Note (the “Maturity Date”). The unpaid principal amount of the Promissory Note shall accrue interest daily on the basis of a 360 day year at the LIBO Rate plus sixteen per cent (16.00%) per annum, provided that upon the occurrence and during the continuance of an Event of Default (as defined in the Forbearance Agreement), the outstanding principal amount of this Note and any accrued and unpaid interest and all other overdue amounts shall each bear interest until paid at the stated rate plus two per cent (2.00%) per annum. Interest shall be due and payable in arrears on each Interest Payment Date (as defined in the Credit Agreement). After the Maturity Date (as defined in the Promissory Note and referenced above), interest will continue to accrue on any unpaid principal and shall be due and payable on demand. The LIBO Rate shall not at any time be less than one per cent (1.00%) per annum. The Company may at any time and from time to time prepay any principal amount on the Promissory Note in whole or in part without premium or penalty. Payments and prepayments made by the Company shall be applied first to expenses recoverable under the Promissory Note, then to accrued and unpaid interest and lastly to principal. The Promissory Note is being delivered as required under the terms of the Warrants previously filed with the SEC as Exhibit 10.3 to the Current Report on Form 8-K filed on September 14, 2022.

The foregoing description of the Promissory Note does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the Forbearance Agreement, a copy of which is being filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure with respect to the Promissory Note set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Forbearance Agreement

The information set forth in Item 1.01 above regarding the Forbearance Agreement is incorporated herein by reference.

Notice of Additional Default

On October 10, 2022, the Company received a Notice of Additional Default (the "Notice of Additional Default") from the legal representatives on behalf of DXR Finance, LLC ("DXR Finance"), in reference to the Credit Agreement, by and among the Company, as Borrower (as defined in the Credit Agreement), the lenders identified on the signature pages of the Credit Agreement ("Lenders"), and DXR Finance, as Agent (as defined in the Credit Agreement) for the Lenders. This Notice of Additional Default follows the Notice of Default (“Notice of Default”) filed with the SEC in a Current Report on Form 8-K filed on October 4, 2022.

In the Notice of Additional Default, DXR Finance notified the Company that the previously reported Impending Default is now an Event of Default because the Company failed to make the interest payment that was due on September 30, 2022 and has failed to cure the failure by making the payment within five (5) business days. In the Notice of Additional Default, DXR Finance indicates it is considering its rights and remedies pursuant to the Loan Documents (as defined in the Credit Agreement), including but not limited to those identified in Section 9.1 of the Credit Agreement with respect to the Specified Defaults (as defined in the Notice of Additional Default) and the Notice of Default, without waiving any rights, remedies, powers, privileges and defenses afforded under the Credit Agreement and Loan Documents. The parties have addressed the Notice of Additional Default by entering into the above referenced Forbearance Agreement. A copy of the Notice of Additional Default is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2022, in accordance with the bylaws of the Company and Delaware law, the Board of Directors of the Company (the “Board”) expanded the number of directors on the Board from seven (7) to nine (9) and appointed two (2) new directors, Messrs. Jarom Fawson and Tom Lynch to serve on the Board. Simultaneously, the Board also appointed Messrs. Fawsom and Lynch to the Special Committee described below in Item 8.01.

On October 9, 2022, Mr. Jarom Fawson, 48, joined the Greenrose Board. Mr. Fawson is an active private investor and advisor to consumer products companies, with a focus on the cannabis space, and has more than fifteen (15) years of experience advising public and private enterprises, including in the cannabis industry, on capital raising, M&A, corporate strategy and working with entrepreneurs building iconic brands. Prior to joining the Board, Mr. Fawson served as President and Chief Strategy Officer at Flow Cannabis Co. of Redwood Valley, CA. Mr. Fawson was previously a Principal at VMG Partners in San Francisco where he spent more than seven (7) years leading minority and majority equity investments into brand-driven growth companies. While at VMG he served as a Board Member to Stone Brewing, Ilegal Mezcal, Nature’s Bakery, and Bare Snacks among others. Prior to joining VMG, Mr. Fawson was a Senior Vice President at Moelis & Company and began his finance career as an investment banking Associate in the M&A department at UBS Investment Bank. Mr. Fawson holds an M.B.A. from The University of Chicago Booth School of Business and attained the CFA charterholder designation (currently inactive). The Company believes that Mr. Fawson’s extensive financial, turnaround management and board directorship expertise qualify him to serve as one of its directors.

Mr. Fawson will receive a monthly cash retainer of $20,000.00 for his Board service. Mr. Fawson will not receive any additional compensation from the Company.

There are no family relationships between Mr. Fawson and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Mr. Fawson has not engaged in any related-person transactions required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

On October 9, 2022, Tom Lynch, 54, joined the Greenrose Board. Mr. Lynch is a Partner and Senior Managing Director of SierraConstellation Partners. Mr. Lynch has served as an interim then permanent Chief Executive Officer of Medmen from March 2020 until November 2021 and was elected to the Board of Medmen in November 2020 and appointed as Chairman in December 2020 and served the Medmen board until he resigned on November 21, 2021. Prior to joining SierraConstellation Partners in July 2018, Mr. Lynch was the co-founder and Managing Partner of Woods Hole Capital between July 2014 and July 2018. Prior to founding Woods Hole Capital, Mr. Lynch was the Chairman and Chief Executive Officer of Frederick's of Hollywood Group (a publicly traded company). Prior to joining Frederick's, Mr. Lynch was the CEO of Mellon HBV later renamed Fursa Alternative Strategies. Mr. Lynch has held executive positions with Mellon Institutional Asset Management, UBS Global Asset Management and the Dreyfus Corporation. Mr. Lynch is a graduate of St. Anselm College. The Company believes that Mr. Lynch’s extensive financial, turnaround management and board directorship expertise qualify him to serve as one of its directors.

Mr. Lynch will receive a monthly cash retainer of $20,000.00 for his Board service. Mr. Lynch will not receive any additional compensation from the Company.

There are no family relationships between Mr. Lynch and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Mr. Lynch has not engaged in any related-person transactions required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events.

Appointment of Special Committee

In light of, among other things, the Company's Notice of Default, the Company’s ongoing liquidity needs, and the Company's review of its strategic alternatives, the Board of Directors has established a Special Committee to consider, direct, evaluate, negotiate, oversee, and approve, as appropriate, various strategic alternatives or transactions that may be available to the Company with respect to the Company’s corporate or capital structure, including, but not limited to, a financing, sale, and/or a potential restructuring transaction. The Special Committee is comprised of Messrs. John Falcon, Jarom Fawson and Tom Lynch.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Forbearance Agreement dated October 12, 2022, between The Greenrose Holding Company Inc., Theraplant, LLC and True Harvest Holdings as Credit Parties, the Lenders and DXR Finance, LLC as Agent
10.2	Promissory Note dated October 12, 2022, between The Greenrose Holding Company Inc., Theraplant, LLC and DXR Finance, LLC as Agent
99.1	Notice of Additional Default, dated October 10, 2022
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENROSE HOLDING COMPANY INC.

Date: October 13, 2022	By:	/s/ Tim Bossidy
	Name:	Tim Bossidy
	Title:	Interim Chief Executive Officer

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